保证协议
Guarantee Agreement

本保证协议（下称"本协议"）由下列各方于【2011】年【6】月【16】日在中华人民共和国（下称"中国"）北京签订：

This Guarantee Agreement (this "Agreement") has been executed by and among the following parties on【 】【 】,【 】in Beijing, the People's Republic of China ("China" or the "PRC"): June 16 2011

甲方：北京天益嘉华科技发展有限公司（下称"债权人"），一家依照中国法律设立和存在的外商独资公司，地址为【中国北京市朝阳区东三环中路 39 号建外 SOHO B 座 3104】；

Party A:[Beijing Tenet Jove Technological Development Co., Ltd.](hereinafter "Creditor"), a wholly foreign owned enterprise, organized and existing under the laws of the PRC, with its address at 【Room 3104, Building 23 (South Office), Compound 39, Middle Dongsanhuan Road, Chaoyang District, Beijing】;

乙方：王麒玮、______________（下称"保证人"），烟台市牟平区致胜农产专业合作社成员，身份证号码分别为 370205198401145511,[ ], 地址分别为山东省烟台市芝罘区海港路 26 号阳光 100A 座 3001 室，[ ]；及

Party B: [Wang Qiwei],[ ],(hereinafter "Guarantor"), members of [Yantai Muping District Zhisheng Agricultural Produce Cooperative], with its ID number of [370205198401145511], [ ] and address at [Room 3001 Sunshine 100A, Haigang Road, Zhifu District, Yantai city, Shandong Province] and [ ]; and

丙方：烟台市牟平区致胜农产专业合作社，一家依照中国法律设立和存在的农民专业合作社，地址为牟平区东关路 403 号附 58 号。

Party C: Yantai Muping District Zhisheng Agricultural Produce Cooperative, a specialized farmers cooperative organized and existing under the laws of the PRC, with its address at Sub-level No. 58, 403 Dongguan Road, Mouping District.

在本协议中，债权人、保证人和丙方以下各称"一方"，合称"各方"。

In this Agreement, each of Creditor, Guarantor and Party C shall be referred to as a "Party" respectively, and they shall be collectively referred to as the "Parties".

鉴于：**Whereas:**

1. 保证人是中国公民，其拥有丙方【 】%的出资份额。丙方是一家在中国山东省烟台市注册成立的农民专业合作社。丙方有意在此确认保证人和债权人在本协议下的权利和义务；

Guarantor are citizens of China, and holds [ ]% of the capital contributions in Party C. Party C is a specialized farmers cooperative registered in Yantai city, Shandong Province, China. Party C acknowledges the respective rights and obligations of Guarantor and Creditor under this Agreement;

2. 债权人是一家在中国注册的外商独资企业。债权人与保证人所部分拥有的丙方于北京签订了独家业务合作协议；
Creditor is a wholly foreign-owned enterprise registered in China. Creditor and Party C partially owned by Guarantor have executed an Exclusive Business Cooperation Agreement in Beijing;

3. 为了保证丙方履行独家业务合作协议项下的义务，按照约定向债权人支付咨询和服务费等到期款项，保证人担保业务合同协议项下丙方的付款义务及其他任何义务。
To ensure that Party C fully performs its obligations under the Exclusive Business Cooperation Agreement and pay the consulting and service fees thereunder to the Creditor when the same becomes due, Guarantor hereby pledges to the Creditor all the payment of the consulting and service fees by Party C under the Business Cooperation Agreement.

4. 为了履行业务合作协议的条款，各方商定按照以下条款签订本协议。
To perform the provisions of the Business Cooperation Agreement, the Parties have mutually agreed to execute this Agreement upon the following terms.

1. 定义
Definitions

除非本协议另有规定，下列词语含义为：
Unless otherwise provided herein, the terms below shall have the following meanings:

1.1 保证：指保证人根据本协议第 2 条给予债权人的保证担保，即指债权人所享有的，当丙方不履行债务时，要求保证人按照约定履行该等债务的权利。
Guarantee: shall refer to the security interest granted by Guarantor to Creditor pursuant to Article 2 of this Agreement, i.e., the right of Creditor to be compensated by Guarantor as Party C cannot fulfill obligation.

1.2 保证期限：指本协议第 3 条规定的期间。
Term of Guarantee: shall refer to the term set forth in Section 3 of this Agreement.

1.3 业务合作协议：指丙方与债权人于 2011 年【6】月【06】日签订的独家业务合作协议。

Business Cooperation Agreement: shall refer to the Exclusive Business Cooperation Agreement executed by and between Party C and Creditor on [June] [16], 2011

1.4 违约事件：指本协议第4条所列任何情况。
Event of Default: shall refer to any of the circumstances set forth in Article 4 of this Agreement.

1.5 违约通知：指债权人根据本协议发出的宣布违约事件的通知。
Notice of Default: shall refer to the notice issued by Creditor in accordance with this Agreement declaring an Event of Default.

2. 保证担保
The Guarantee

作为丙方按时和全额支付业务合作协议项下债权人应得的任何或全部的款项，包括但不限于业务合作协议中规定的咨询和服务费的担保（无论该等费用的到期应付是由于到期日的到来、提前收款的要求或其它原因），各保证人特此以其个人之全部财产就该等可能之债务向债权人承担无限连带之保证担保。
As collateral security for the timely and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of any or all of the payments due by Party C, including without limitation the consulting and services fees payable to the Creditor under the Business Cooperation Agreement, Guarantors hereby pledges to Creditor a joint and several liability by all personal property.

3. 保证期限
Term of Guarantee

3.1 本保证担保自本协议项下签订之日起生效，保证担保之有效期持续到业务合作协议下所有丙方欠付债权人的款项结清为止。
The Guarantee shall become effective on such date when the Guarantee Agreement has been signed. The Guarantee shall be continuously valid until all payments due under the Business Cooperation Agreement have been fulfilled by Party C.

4. 违约责任
Event of Breach

4.1 下列事项均被视为违约事件：
The following circumstances shall be deemed Event of Default:

4.1.1 丙方未能按期、完整履行任何业务合作协议项下的责任，包括但不限于丙方未能按期足额支付业务合作协议项下的应付的咨询服务费等费用或有违反该协议其他义务的行为；

Party C fails to fully and timely fulfill any liabilities under the Business Cooperation Agreement, including without limitation failure to pay in full any of the consulting and service fees payable under the Business Cooperation Agreement or breaches any other obligations of Party C thereunder;

4.1.2 保证人或丙方实质违反本协议的任何条款：
Guarantor or Party C has committed a material breach of any provisions of this Agreement;

4.1.3 丙方的继承人或代管人只能履行部分或拒绝履行业务合作协议下的支付责任。
The successor or custodian of Party C is capable of only partially perform or refuses to perform the payment obligations under the Business Cooperation Agreement.

4.2 如知道或发现本协议第 4.1 条所述的任何事项或可能导致上述事项的事件已经发生，保证人应立即以书面形式通知债权人。
Upon notice or discovery of the occurrence of any circumstances or event that may lead to the aforementioned circumstances described in Section 4.1, Guarantor shall immediately notify Creditor in writing accordingly.

4.3 除非第 4.1 条项下的违约事件在债权人向保证人发出要求其修补此违约行为通知后的二十（20）天之内已经按债权人要求获得救济，债权人在其后的任何时间，可向保证人发出书面违约通知，要求其履行违约赔偿责任。
Unless an Event of Default set forth in this Section 4.1 has been successfully resolved to Creditor's satisfaction within twenty (20) days after the Creditor delivers a notice to the Guarantor requesting ratification of such Event of Default, Creditor may issue a Notice of Default to Guarantor in writing at any time thereafter, demanding the Guarantor to be liable for all the obligation.

5. 终止
Termination

在业务合作协议项下的咨询服务费等费用偿还完毕，并且丙方不再承担业务合作协议项下的任何义务之后，本协议终止，并且在尽早合理可行的时间内，债权人应取消或解除本协议。
Upon the full payment of the consulting and service fees under the Business Cooperation Agreement and upon termination of Party C's obligations under the Business Cooperation Agreement, this Agreement shall be terminated, and Creditor shall then cancel or terminate this Agreement as soon as reasonably practicable.

6. 手续费及其他费用
Handling Fees and Other Expenses

一切与本协议有关的费用及实际开支，其中包括但不限于法律费用、工本费、印花税以及任何其他税收、费用等全部由丙方承担。
All fees and out of pocket expenses relating to this Agreement, including but not limited to legal costs, costs of production, stamp tax and any other taxes and fees, shall be borne by Party C.

7. 保密责任
Confidentiality

各方承认及确定有关本协议、本协议内容，以及彼此就准备或履行本协议而交换的任何口头或书面资料均被视为保密信息。各方应当对所有该等保密信息予以保密，而在未得到另一方书面同意前，不得向任何第三者披露任何保密信息，惟下列信息除外：(a)公众人士知悉或将会知悉的任何信息（惟并非由接受保密信息之一方擅自向公众披露）；(b)根据适用法律法规、股票交易规则、或政府部门或法院的命令而所需披露之任何信息；或(c)由任何一方就本协议所述交易而需向其股东、成员、法律或财务顾问披露之信息，而该股东、成员、法律或财务顾问亦需遵守与本条款相类似之保密责任。如任何一方工作人员或聘请机构的泄密均视为该方的泄密，需依本协议承担违约责任。无论本协议以任何理由终止，本条款仍然生效。
The Parties acknowledge that the existence and the terms of this Agreement and any oral or written information exchanged between the Parties in connection with the preparation and performance this Agreement are regarded as confidential information. Each Party shall maintain confidentiality of all such confidential information, and without obtaining the written consent of the other Party, it shall not disclose any relevant confidential information to any third parties, except for the information that: (a) is or will be in the public domain (other than through the receiving Party's unauthorized disclosure); (b) is under the obligation to be disclosed pursuant to the applicable laws or regulations, rules of any stock exchange, or orders of the court or other government authorities; or (c) is required to be disclosed by any Party to its shareholders, members, legal counsels or financial advisors regarding the transaction contemplated hereunder, provided that such shareholders, members, legal counsels or financial advisors shall be bound by the confidentiality obligations similar to those set forth in this Section. Disclosure of any confidential information by the staff members or agencies hired by any Party shall be deemed disclosure of such confidential information by such Party, which Party shall be held liable for breach of this Agreement. This Section shall survive the termination of this Agreement for any reason.

8. 适用法律和争议的解决
Governing Law and Resolution of Disputes

8.1 本协议的订立、效力、解释、履行、修改和终止以及争议的解决均适用中国法律。

The execution, effectiveness, construction, performance, amendment and termination of this Agreement and the resolution of disputes hereunder shall be governed by the laws of China.

8.2 因解释和履行本协议而发生的任何争议，本协议各方应首先通过友好协商的方式加以解决。如果在一方向其他方发出要求协商解决的书面通知后 30 天之内争议仍然得不到解决，则任何一方均可将有关争议提交给中国国际经济贸易仲裁委员会，由该会按照其仲裁规则仲裁解决。仲裁应在北京进行，使用之语言为中文。仲裁裁决是终局性的，对各方均有约束力。

In the event of any dispute with respect to the construction and performance of this Agreement, the Parties shall first resolve the dispute through friendly negotiations. In the event the Parties fail to reach an agreement on the dispute within 30 days after either Party's request to the other Parties for resolution of the dispute through negotiations, either Party may submit the relevant dispute to the China International Economic and Trade Arbitration Commission for arbitration, in accordance with its Arbitration Rules. The arbitration shall be conducted in Beijing, and the language used in arbitration shall be Chinese. The arbitration award shall be final and binding on all Parties.

8.3 因解释和履行本协议而发生任何争议或任何争议正在进行仲裁时，除争议的事项外，本协议各方仍应继续行使各自在本协议项下的其他权利并履行各自在本协议项下的其他义务。

Upon the occurrence of any disputes arising from the construction and performance of this Agreement or during the pending arbitration of any dispute, except for the matters under dispute, the Parties to this Agreement shall continue to exercise their respective rights under this Agreement and perform their respective obligations under this Agreement.

9. 通知
Notices

9.1 本协议项下要求或发出的所有通知和其他通信应通过专人递送、挂号邮寄、邮资预付或商业快递服务或传真的方式发到该方下列地址。每一通知还应再以电子邮件送达。该等通知视为有效送达的日期按如下方式确定：

All notices and other communications required or permitted to be given pursuant to this Agreement shall be delivered personally or sent by registered mail, postage prepaid, by a commercial courier service or by facsimile transmission to the address of such party set forth below. A confirmation copy of each notice shall also be sent by E-mail. The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

9.2 通知如果是以专人递送、快递服务或挂号邮寄、邮资预付发出的，则以

于设定为通知的地址在接收或拒收之日为有效送达日。
Notices given by personal delivery, by courier service or by registered mail, postage prepaid, shall be deemed effectively given on the date of receipt or refusal at the address specified for notices.

9.3 通知如果是以传真发出的，则以成功传送之日为有效送达日（应以自动生成的传送确认信息为证）。
Notices given by facsimile transmission shall be deemed effectively given on the date of successful transmission (as evidenced by an automatically generated confirmation of transmission).

9.4 为通知的目的，各方地址如下：
For the purpose of notices, the addresses of the Parties are as follows:

甲方：	【北京天益嘉华科技发展有限公司】
Party A:	【Beijing Tenet Jove Technological Development Co., Ltd.】
地址：	【中国北京市朝阳区东三环中路 39 号建外 SOHO B 座 3104】
Address:	【3104, B Tower, Jianwai SHHO, No. 39,Dongsanhuan Middle Road, Chaoyang District, BeijingCity,China】
收件人：	【 张玉莹 】
Attn:	【 Zhang Yuying】
电话：	【010-58693011】
Phone:	【010-58693011】
传真：	【010-58693201】
Facsimile:	【010-5869320】

乙方：	【王麒玮 】
Party B:	【Wang Qiwei， 】
地址：	【山东省烟台市芝罘区海港路 26 号阳光 100A 座 3001】
Address:	【Room 3001 Sunshine 100A, Haigang Road, Zhifu District, Yantai city, Shandong Province】
电话：	【0535-6582916】
Phone:	【0535-6582916】
传真：	【0535-6588975】
Facsimile:	【0535-6588975】

丙方：	烟台市牟平区致胜农产专业合作社
Party C:	【Yantai Muping District Zhisheng Agricultural Produce Cooperative】
地址：	【牟平区东关路 403 号附 58 号】
Address:	【Sub-level No. 58, 403 Dongguan Road, Muping District】
收件人：	【王麒玮】
Attn:	【Wang Qiwei】
电话：	【0535-6582916】

Phone: 【0535-6582916】
传真: 【0535-6588975】
Facsimile: 【0535-6588975】

9.5 任何一方可按本条规定随时给其他各方发出通知来改变其接收通知的地址。
Any Party may at any time change its address for notices by a notice delivered to the other Parties in accordance with the terms hereof.

10. 分割性
Severability

如果本协议有任何一条或多条规定根据任何法律或法规在任何方面被裁定为无效、不合法或不可执行，本协议其余规定的有效性、合法性或可执行性不应因此在任何方面受到影响或损害。各方应通过诚意磋商，争取以法律许可以及各方期望的最大限度内有效的规定取代那些无效、不合法或不可执行的规定，而该等有效的规定所产生的经济效果应尽可能与那些无效、不合法或不能强制执行的规定所产生的经济效果相似。
In the event that one or several of the provisions of this Contract are found to be invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Contract shall not be affected or compromised in any respect. The Parties shall strive in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions that accomplish to the greatest extent permitted by law and the intentions of the Parties, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

11. 附件
Attachments

本协议所列附件，为本协议不可分割的组成部分。
The attachments set forth herein shall be an integral part of this Agreement.

12. 生效
Effectiveness

12.1 本协议的任何修改、补充或变更，均须采用书面形式，经各方签字或盖章并按规定办理政府登记（如需）后生效。
Any amendments, changes and supplements to this Agreement shall be in writing and shall become effective upon completion of the governmental filing procedures (if applicable) after the affixation of the signatures or seals of the Parties.

12.2 本协议以中文和英文书就，一式三份，债权人、保证人和丙方各持一份，具有同等效力；中英文版本如有冲突，应以中文版为准。
This Agreement is written in Chinese and English in three copies. Creditor,

Guarantor and Party C shall hold one copy respectively. Each copy of this Agreement shall have equal validity. In case there is any conflict between the Chinese version and the English version, the Chinese version shall prevail.

本页其余部分刻意留为空白
The Remainder of this page is intentionally left blank

有鉴于此，各方已使得经其授权的代表于文首所述日期签署了本保证协议并即生效，以昭信守。

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Guarantee Agreement as of the date first above written.

甲方： 北京天益嘉华科技发展有限公司
Party A: 【Beijing Tenet Jove Technological Development Co., Ltd.】

签字：
By:
姓名： 【张玉莹】
Name: 【Zhang Yuying】
职位： 【法定代表人】
Title: 【Legal Representative】

乙方： 【王麒玮】
Party B: 【Wang Qiwei】

签署：
By:

丙方： 烟台市牟平区致胜农产专业合作社
Party C: Yantai Muping District Zhisheng Agricultural Produce Cooperative

签字：
By:
姓名： 【王麒玮】
Name: 【Wang Qiwei】
职位： 【理事长】
Title: 【Director-general】

附件：
Attachments:

1. 独家业务合作协议。
   Exclusive Business Cooperation Agreement.